LSB INDUSTRIES, INC.                                      Exhibit 11.1
                                                                     Page 1 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                       1996 quarter ended
                                                  ---------------------------
                                                    March 31         June 30
Shares for primary earnings per share:            ------------     ----------
  Weighted average shares:
    Common shares outstanding from
      beginning of period                          12,911,447      12,909,487
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                                270               -
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                                          -               -
    Purchases of treasury stock;
     calculated on weighted average
     basis                                               (330)           (978)
                                                   ----------      ----------
                                                   12,911,387      12,908,509

Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)                             -         737,640
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                                            -        (359,676)
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                                   -          62,080
                                                   ----------      ----------
                                                            -         440,044

                                                   12,911,387      13,348,553
                                                   ==========      ==========

Earnings for primary earnings per share:
  Net earnings (loss)                             $  (531,218)    $ 2,371,797

  Dividends on cumulative preferred stocks            (75,520)        (60,000)
  Dividends on convertible, exchangeable
    Class C preferred Stock (6.5% annually)          (743,438)       (743,438)

 Earnings applicable to common stock              $(1,350,176)    $ 1,568,359
                                                   ==========      ==========

 Earnings per share                                     $(.10)          $ .12
                                                         ====            ====




                   LSB INDUSTRIES, INC.                             Exhibit 11.1
                                                                     Page 2 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION




                                                           Six months
                                                             ended
                                                         June 30, 1996
                                                         -------------


Net earnings applicable to common Stock                   $   218,183
                                                           ==========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                   13,129,970
                                                           ==========
Earnings per share                                              $ .02
                                                                 ====



     LSB INDUSTRIES, INC.                                           Exhibit 11.1
                                                                     Page 3 of 6
     PRIMARY EARNINGS PER SHARE COMPUTATION

                                                     1995 quarter ended
                                               -----------------------------
                                               March 31              June 30
                                               --------              -------
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                    13,060,566            13,045,912
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                          180                     -
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                                    -                96,692
    Purchases of treasury stock;
     calculated on weighted average
     basis                                      (13,950)             (146,176)
                                             ----------            ----------
                                             13,046,796            12,996,428

Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)                 823,140               817,448
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                               (317,680)             (393,498)
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                             -                63,520
                                             ----------            ----------
                                                505,460               487,470
                                             ----------            ----------
                                             13,552,256            13,483,898


Earnings for primary earnings per share:
  Net earnings                              $ 1,448,092           $ 1,502,431

  Dividends on cumulative preferred stocks      (75,880)              (60,000)
  Dividends on convertible, exchangeable
    Class C preferred Stock (6.5% annually)    (743,437)             (743,437)
                                             ----------            ----------
 Earnings applicable to common stock        $   628,775           $   698,994
                                             ==========            ==========

 Earnings per share                               $ .05                 $ .05
                                                   ====                  ====





                   LSB INDUSTRIES, INC.                             Exhibit 11.1
                                                                     Page 4 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION




                                                           Six months
                                                             ended
                                                         June 30, 1996
                                                         -------------


Net earnings applicable to common Stock                  $ 1,327,769
                                                          ==========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                  13,518,077
                                                          ==========
Earnings per share                                             $ .10
                                                                ====


                    LSB INDUSTRIES, INC.                            Exhibit 11.1
                                                                     Page 5 of 6
       FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                     1996 quarter ended
                                               -----------------------------
                                               March 31              June 30
                                               --------              -------

Shares for fully diluted earnings per
  share:
  Weighted average shares outstanding
    for primary earnings per share           12,911,387             12,908,509
  Shares issuable upon exercise of
    options and warrants                              -                737,640
  Assumed repurchase of outstanding
   shares up to the 20% limitation
   (based on ending market price
    for the quarter if greater than
    the average)                                      -               (359,676)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above on
     actual conversion                                -                 62,080
  Common shares issuable upon conversion
     of convertible note payable                      -                  4,000
  Common shares issuable upon conversion
     of convertible preferred stock, if
     dilutive, from date of issue:
      Series B                                        -                666,666
      Series 2                                        -                      -
                                             ----------             ----------
                                             12,911,387             14,019,219
                                             ==========             ==========
Earnings for fully diluted earnings
  per share:
  Net earnings (loss)                       $  (531,218)            $2,371,797

  Dividends on cumulative preferred
    stocks:
       Series B                                 (75,520)                     -
       Series 2 Class C                        (743,438)              (743,438)
                                             ----------             ----------
  Earnings applicable to common stock       $(1,350,176)            $1,628,359
                                             ==========              =========

   Earning (loss) per share                       $(.10)                 $ .12
                                                   ====                   ====


                                                           Six months
                                                             ended
                                                         June 30, 1996
                                                         -------------
Net earnings applicable to common stock                   $   278,183
                                                           ==========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                   13,465,303
                                                           ==========
Earnings per share                                             $  .02
                                                                =====



               LSB INDUSTRIES, INC.                                 Exhibit 11.1
                                                                     Page 6 of 6
       FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                     1995 quarter ended
                                           __________________________________

                                              March 31              June 30
                                           -------------          -----------

Shares for fully diluted earnings
  per share:
  Weighted average shares outstanding
    for primary earnings per share          13,046,796             12,996,428
  Shares issuable upon exercise of
    options and warrants                       823,140                817,448
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price for
    the quarter if greater than the
    average)                                  (300,737)              (380,135)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above
    on actual conversion                             -                 63,520
  Common shares issuable upon conversion
    of convertible note payable                  4,000                  4,000
  Common shares issuable upon conversion
    of convertible preferred stock,
    if dilutive, from date of issue:
      Series B                                       -                      -
      Series 2                                       -                      -

                                            13,573,199             13,501,261
                                            ==========             ==========
Earnings for fully diluted
  earnings per share:
  Net earnings                             $ 1,448,092            $ 1,502,431
  Interest on convertible note                     180                    180

  Dividends on cumulative convertible
    preferred stocks:
     Series B                                  (75,880)               (60,000)
     Series 2 Class C                         (743,437)              (743,437)
                                            ----------             ----------
  Earnings applicable to common stock      $   628,955            $   699,174
                                            ==========             ==========
   Earnings per share                             $.05                   $.05
                                                   ===                    ===


                                                           Six months
                                                              ended
                                                          June 30, 1995
                                                          -------------

Net earnings applicable to common stock                   $ 1,328,129
                                                          ===========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                   13,537,230
                                                           ==========

Earnings per share                                               $.10
                                                                  ===

410q-10k\tq694x11.wp